                                                                   EXHIBIT 10.42

                                      Portions of this Exhibit have been omitted pursuant to a request for confidential treatment. The omitted portions are marked *** and have been filed separately with the Commission.

                         PACLITAXEL PURCHASE AGREEMENT

THIS PACLITAXEL PURCHASE AGREEMENT (this "Agreement") is made effective as of this 28th day of September, 2001 (the "Effective Date") by and between Natural Pharmaceuticals, Inc., a Delaware corporation ("NPI"), having a place of business at 100 Cummings Center, Suite 414G, Beverly, Massachusetts, 01915-6111 and Cell Therapeutics, Inc., a Washington corporation ("CTI"), having a place of business at 201 Elliott Avenue West, Suite 400, Seattle, Washington, 98119.


                             W I T N E S S E T H:


     WHEREAS, CTI desires to purchase paclitaxel from NPI and NPI desires to sell such paclitaxel to CTI in accordance with the terms and conditions set forth herein.

     NOW, THEREFORE, the parties hereto agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

Each of the capitalized terms used in this Agreement (other than the heading of Articles and Sections), whether used in the singular or the plural, shall have the meaning as set forth below or, if not listed below, the meaning as designated in places throughout this Agreement.

1.1 "Act" shall mean the United States Food Drug and Cosmetic Act, as amended, and the rules and regulations promulgated thereunder.

1.2 "Active Pharmaceutical Ingredient" shall mean paclitaxel in any form other than as incorporated in a finished pharmaceutical product formulated, packaged, labeled and intended for use in human beings in a clinical setting as part of the CT-2103 Development Program (as hereinafter defined).

1.3 "Affiliate" shall mean any entity that directly or indirectly controls, is controlled by or is under common control with a party to this Agreement. As used in this Section 1.3, "control" shall mean the possession, direct or
                  -----------
     indirect, of the power to direct or cause the direction of the management or the policies of the entity, whether through the ownership of voting securities, by contract or otherwise.

1.4 "Business Days" shall mean days other than Saturday, Sunday and legal holidays.

1.5  "Certificate of Analysis" shall mean the certificate of chemical analysis in the form of Exhibit A attached hereto accompanying (i) each
                             ---------
     delivery of Product (as hereinafter defined) delivered hereunder in accordance with Section 9 of this Agreement and the Specifications (as
                     ---------
     hereinafter defined) or (ii) any repurchase of Product by NPI pursuant to
     Section 3.2(c) of this Agreement and the Specifications.

1.6 "cGMP" shall mean the current Good Manufacturing Practices regulations at 21 CFR, Parts 210 and 211, as promulgated by the FDA (as hereinafter defined) and as may be modified from time to time by the FDA.

1.7 "CT-2103 Development Program" shall mean CTI's development program using polyglutamate cojugated paclitaxel for the treatment of disease.

1.8 "CTI Product" shall mean any product sold or used by CTI that incorporates Product.

1.9 "Days" shall mean calendar days, unless otherwise specified, provided that if a deadline falls on a Saturday, Sunday, or legal holiday, it shall be extended until the following regular Business Day.

1.10 "DMF" shall mean the Drug Master File submitted to the FDA by NPI or other similar document submitted to a regulatory authority for the purpose of registration that maintains the confidentiality of information proprietary to NPI in connection with Product.

1.11 "FDA" shall mean the United States Food and Drug Administration, or any successor entity thereto.

1.12 "ICH" shall mean the International Conference on Harmonization, or any successor entity thereto.

1.13 "Kg" shall mean kilograms.

1.14 "Liquidation" shall mean any liquidation, reorganization, dissolution or winding up of the affairs of an entity, whether voluntary or involuntary, or the appointment of any trustee, receiver or conservator for any assets of such entity.

1.15 "Price" shall mean *** of Product, exclusive of any commissions, bonds, levees, insurance, taxes, delivery charges and other similar amounts. All Prices and other amounts in this Agreement shall be construed to be in U.S. dollars ($U.S.).

1.16 "Product" shall mean *** of paclitaxel to be supplied by NPI pursuant to this Agreement and in accordance with cGMP, conforming to the Specifications and the DMF.

____________________
* The information above marked by *** has been omitted by a request for confidential treatment. The omitted portion has been separately filed with the Commission.

1.17 "Specifications" shall mean the specifications for Product set forth in Schedule A attached to, and made a part of, this Agreement.  The
        ----------
     Specifications shall not be modified without the written agreement of both parties expressly referring to this Agreement and the Specifications.


                                   ARTICLE 2

                             MANUFACTURE AND SALE

2.1 Subject to the terms and conditions set forth herein, NPI agrees to make commercially reasonable efforts to manufacture, or have manufactured, and sell Product to CTI, and CTI agrees to purchase Product as provided herein.

2.2 The purchase and sale of Product shall be made in the amounts and on the dates as set forth in Schedule B attached to, and made a part of, this
                           ----------
     Agreement.

                                   ARTICLE 3

                               CERTAIN COVENANTS

3.1 NPI hereby covenants and agrees with CTI that NPI shall conduct its, and shall use commercially reasonably efforts to cause its Affiliates and subcontractors to conduct their, Product manufacturing operations in compliance with all applicable U.S. regulations, including, but not limited to, those dealing with occupational safety and health, public safety and health, protection of the environment and the disposal of wastes.

3.2  CTI hereby covenants and agrees with NPI as follows:

     (a) CTI shall store Product in compliance with cGMP and maintain the cGMP status of such Product from the time of delivery by NPI;

     (b) CTI shall provide written notice to NPI of any adverse reaction with Product that is attributed, or which may be attributed, to Product and in any event, no later than *** following the determination of such adverse reaction, and shall provide NPI with such details as NPI may reasonably request relating thereto; and


     (c)  ***.

3.3  Each of NPI and CTI covenants and agrees with the other as follows:

     (a) If the FDA or any other U.S., foreign or international regulatory agency requires a change in the Specifications including, but not limited to, the raw materials,

____________________
* The information above marked by *** has been omitted by a request for confidential treatment. The omitted portion has been separately filed with the Commission.

          sources of raw material or analytical testing method with respect to Product, NPI shall at its expense use its reasonable commercial efforts to make the change so required by the FDA, or such other regulatory agency in the lawful exercise of its jurisdiction. In the event that NPI fails to initiate action to make any such required change within *** of any request for such change from the FDA or any other U.S., foreign or international regulatory agency, CTI may immediately terminate this Agreement by providing written notice in accordance with the terms hereof;

     (b) If either CTI or NPI sends a written request to the other party for a change in the manufacturing process and the DMF, the Specifications, the raw materials, sources of raw material, other than originating from Yew trees, or analytical testing method with respect to Product, that is not the result of a requirement of the FDA or any other U.S., foreign or international regulatory agency, such other party shall use its reasonable commercial efforts to accommodate such request. The party requesting such change shall pay all reasonable expenses of the other party which are required to make such change and the parties will negotiate in good faith a new price for Product taking into account any reduced or increased costs associated with such change;

     (c) Each of CTI and NPI shall promptly, but in any event no later than ***, forward to the other copies of any written communication received by them from the FDA or other U.S. (including federal, state or local), foreign or international regulatory agency that may affect the manufacture and sale of Product, as contemplated herein and any response to such communication. CTI may provide any such communication forwarded to CTI by NPI to third parties upon written notification to NPI; and

     (d) During the term of this Agreement and at all times thereafter, NPI and CTI shall keep each other promptly and fully informed of any notification or other information received directly or indirectly that may affect the marketability, safety or effectiveness of Product.

                                   ARTICLE 4

                          PRICE AND TERMS OF PAYMENT

4.1 The Price for each kilogram of Product delivered pursuant to this Agreement shall be ***, with an aggregate Price of ***, payable in United States dollars. Payment will be made in *** installments of ***. Each shipment of Product shall be accompanied by an invoice showing the amount, Price and corresponding deduction from the aggregate amount pre-paid by CTI to NPI pursuant to this Section 4.1.
                      -----------


____________________
* The information above marked by *** has been omitted by a request for confidential treatment. The omitted portion has been separately filed with the Commission.

4.2 Notwithstanding any prior inspection or payments, all Product will be subject to final inspection and acceptance at CTI's location or other destination point within *** after receipt. In case any Product is defective or does not meet the Specifications, CTI will have the right to reject it by written notice to NPI within *** after receipt. Such notice shall include copies of all test records and results relating to the returned Product. All Product testing will be done in accordance with the procedures set forth in Article 9 hereof. The warranty set forth in
                             ---------
     Article 11 hereof shall survive any acceptance of Product by CTI. CTI will
     ----------
     not be required to pay for any such defective or non-conforming Product, or its shipping costs or any other costs related thereto, unless and until it is promptly replaced. CTI will return all defective or non-conforming Product to NPI at NPI's expense.

4.3 CTI shall be responsible for sales, use, or custom taxes or duties resulting from the sale or delivery of Product. CTI shall provide tax exemption numbers, if applicable, for such purchases.

                                   ARTICLE 5

                             SHIPPING AND DELIVERY

5.1 All deliveries of Product under this Agreement shall be made F.O.B. to a location within the United States of America as designated by CTI. If the material is stored by NPI, then delivery shall be deemed to occur when NPI provides written notice of release and delivery in accordance with the terms hereof. CTI shall use commercially reasonable efforts to specify destination of delivery at least *** prior to each of the delivery dates set forth in Schedule B attached hereto. The packaging for shipment shall
                  ----------
     be in accordance with good commercial practice with respect to protection of Product during transportation. Environmental conditions during shipment shall be specified in the Specifications. NPI shall pay all freight, inspection fees and other charges applicable to the sale and transportation of Product purchased by CTI. Title and risk of loss and damages to Product shall pass to CTI upon CTI's receipt of Product at its designated destination.

5.2 If Product is designated for export, CTI is responsible, at its expense, for assuring compliance with applicable export, health and safety laws and all freight and duty regulations and will provide NPI with instructions for the handling of such export shipments and shall reimburse NPI for all costs associated therewith.

5.3 NPI shall deliver Product ordered by CTI within *** of each of the delivery dates set forth on Schedule B. NPI shall immediately notify CTI of any
                        ----------
     anticipated late deliveries and any impending plant or facility shutdowns for any reason, including vacation, tool repair, labor difficulties or governmental order, which may adversely impact the scheduled delivery dates. In the event that NPI is delinquent with respect to delivery of Product to CTI for reasons other than those reasonably attributable to CTI or in

____________________
* The information above marked by *** has been omitted by a request for confidential treatment. The omitted portion has been separately filed with the Commission.

     accordance with Section 18.9 hereof, NPI shall produce and deliver such
                     ------------
     Product to CTI in the most commercially expeditious manner possible and the payment of premium costs associated with the production and shipment of Product shall be at NPI's expense. The rights and obligations of the parties under this Section 5.3 shall not apply to the extent that any delay
                        -----------
     in delivering Product is caused by a relevant delay in performance by CTI of its obligations under this Agreement.

5.4  Notwithstanding any of the foregoing provisions of this Article 5, CTI may
                                                             ---------
     defer any scheduled delivery for *** by providing NPI with written notice of such deferral *** prior to the scheduled delivery date; provided, however, CTI may not deter any scheduled delivery if CTI has accelerated such delivery pursuant to Section 5.5 below or if NPI has accelerated such
                               -----------
     delivery pursuant to Section 5.6 below.
                          -----------

5.5 NPI and CTI shall negotiate in good faith any request by CTI to accelerate the delivery schedule set forth in Schedule B. NPI and CTI acknowledge and
                                        -----------
     agree that such acceleration may increase the cost of production of Product and therefore may require an increase in the price of Product.

5.6 NPI and CTI hereby agree that NPI may, at its sole discretion, accelerate the delivery schedule set forth in Schedule B; provided, however, NPI shall
                                        ----------
     provide CTI with written notice of such acceleration at least *** prior to each of the scheduled delivery dates subject to such acceleration. If NPI accelerates the delivery schedule pursuant to this Section 5.6, there shall
                                                        -----------
     be no increase in the price of Product.

                                   ARTICLE 6

                                      ***

6.1  ***.

6.2  ***.

6.3  ***.


                                   ARTICLE 7

                                     TITLE

7.1 Title to Product will pass to CTI upon delivery to the site designated by CTI. Subject to ***, NPI will grant to CTI a security interest in Product scheduled to be delivered to CTI hereunder and NPI's rights and obligation under *** pursuant to the terms and conditions of the Security Agreement executed contemporaneously with this Agreement.

____________________
* The information above marked by *** has been omitted by a request for confidential treatment. The omitted portion has been separately filed with the Commission.

7.2 In the event of a Liquidation of NPI, NPI hereby agrees that NPI shall (i) assign its rights and obligations under *** to CTI, (ii) grant CTI a royalty-free sublicense in all of NPI's information, know-how, trade secrets, and intellectual property required to produce Product, (iii) give CTI access to the DMF and all records that support the DMF including, but not limited to, batch production records; provided, however, such Liquidation occurs prior to the earlier of (a) NPI's delivery and CTI's acceptance of an aggregate of *** of Product and (b) such time that (x) Product delivered and accepted by CTI equals or exceeds *** and (y) Product in NPI's inventory designated for CTI as set forth in this Agreement exceeds ***.

                                   ARTICLE 8

                                    PACKING

8.1 All Product shipped hereunder shall be packed by NPI in accordance with the DMF, at no additional charge to CTI, in containers that comply with FDA and International Air Transport Association regulations.

8.2  All Product (i) *** or (ii)

     rejected by CTI pursuant to Section 4.2 above shall be packed by CTI in
                                 -----------
     containers that comply with FDA and International Air Transport Association regulations. ***

                                   ARTICLE 9

                      SAMPLE TESTING & FDA QUALIFICATION

9.1 NPI or its subcontractor shall assay and analyze samples from each batch of Product and prepare a Certificate of Analysis stating compliance with the Specifications. NPI shall provide CTI with a copy of such Certificates of Analysis with each shipment.

9.2 In testing Product shipped hereunder, NPI or its subcontractor and CTI shall use the analytical testing methods that are documented, validated to meet ICH guidelines by NPI and mutually agreed upon in good faith in writing by NPI and CTI. At the request of CTI, NPI shall provide such methods for CTI's, or its designees, use and shall assist in their transfer to CTI or its designee for the purposes of testing Product, at CTI's expense. Pursuant to Section 4.2 hereof, CTI shall analyze Product within
                           -----------
     *** from the date of receipt of Product and shall report any non-conformance with Specifications to NPI within *** from such date of receipt. NPI shall use commercially reasonable efforts to replace each shipment or Product that does not conform with the Specifications with Product that does so conform as soon as reasonably practical after receipt of notice of rejection thereof, and in any event shall do so within ***.

9.3 CTI shall represent to NPI that any Product returned to NPI for replacement shall have been properly stored by CTI in accordance with the Specifications at all times and CTI shall be responsible for any Product not so stored.

____________________
* The information above marked by *** has been omitted by a request for confidential treatment. The omitted portion has been separately filed with the Commission.

9.4 NPI shall analyze Product that is returned to NPI by CTI for replacement pursuant to Section 4.2 and shall inform CTI within *** upon receipt of
                 -----------
     such rejected Product of the results of NPI's analysis. In the event that CTI and NPI agree that any quantity of Product failed to comply with the Specifications at the time of receipt by CTI, the shipping cost of replacement (including freight and insurance) shall be borne by NPI, and otherwise by CTI. In case of a disagreement between the parties, Product in question shall be submitted for tests, according to mutually agreed procedures, and decision to a mutually acceptable laboratory, the appointment of which shall not be unreasonably withheld or delayed by either party. The determination of such entity with respect to all or part of any shipment of Product shall be final and binding upon the parties.
     The fees and expenses of the laboratory making such determination shall be paid by the party against which the determination is made.

9.5 NPI will provide full support and comply with all requests for reasonable documentation, information or analyses that CTI may require in connection with submissions to, or audits required by, any U.S. or foreign regulatory authorities. CTI shall submit all such requests to NPI in writing.

                                   ARTICLE 10

                                  INSPECTIONS

10.1 NPI will allow CTI into its facility, and the facilities of its Affiliates, used in manufacturing Product, and will use commercially reasonable efforts to cause its subcontractors to allow CTI into their facilities manufacturing Product pursuant to this Agreement, so that any of the Product and manufacturing or testing processes may be inspected, upon reasonable prior written notice as long as any such inspection will not unduly interfere with NPI's or its Affiliates' and subcontractors' operations and is conducted at times reasonably acceptable to NPI, its Affiliate or subcontractor. CTI, its agents and its employees shall comply with all NPI rules and procedures when in or on NPI's premises and all rules and procedures of NPI's Affiliates and subcontractors when in or on their respective premises.

10.2 NPI shall maintain manufacturing records, logs and other traceability information for Product delivered as NPI would create in the normal course of operations or as required by FDA regulations, for a period of *** (or such longer period as may be required for CTI to comply with FDA or other applicable U.S. or foreign rules and regulations and as to which it has informed NPI in writing) after either the expiration or termination of this Agreement and shall make such information available to CTI on request.

                                   ARTICLE 11

                                    WARRANTY


______________________________
* The information above marked by *** has been omitted by a request for confidential treatment. The omitted portion has been separately filed with the Commission.

11.1 NPI warrants that, at the time of delivery, Product manufactured hereunder will comply with the Specifications and the DMF and conform with the DMF and the information shown on the Certificate of Analysis provided with shipment of such Product. The foregoing warranty does not apply if damage arises from mishandling, abuse, improper storage, improper other service or maintenance, or misuse (including, without limitation, any use of Product beyond the environmental parameters set forth in the applicable Specifications and the DMF) in each case other than by NPI, its Affiliates or subcontractors; or damage by fire, explosion, power failure, power surge or other power irregularity (beyond such parameters which are set forth in the Specifications and the DMF), in each case after Product has been delivered to CTI pursuant to this Agreement.

11.2 NPI further warrants that Product delivered to CTI hereunder is free and clear of all liens and encumbrances at the time of delivery other than those created by CTI.

11.3 NPI has good and marketable title to Product, and the right to sell Product to CTI in accordance with this Agreement.

11.4 NPI warrants that Product shipped by NPI to CTI hereunder shall not be "adulterated" or "misbranded" within the meaning of the Act.

11.5 NPI represents and warrants that (i) it has power to assign its rights and obligations under *** to CTI, (ii) its rights in and under *** are free and clear of all adverse claims, security interests and restrictions on transfer or pledge except as created by the Security Agreement, dated as of the date of this Agreement, between NPI and CTI and (iii) NPI has the right to grant to CTI a royalty-free sublicense in all NPI information, know-how, trade secrets and intellectual property required to produce Product.

11.6 NPI is not debarred under the Act and it does not and will not knowingly use in any capacity the services of any person debarred under the Act. Neither, NPI, nor, to the best of its knowledge, any of its employees, agents or contractors has engaged in any activity that could lead to NPI becoming debarred under the Act.

11.7 As of the Effective Date of this Agreement, NPI warrants to that, to the best of its knowledge, the NPI processes for manufacture of Product do not infringe upon any third party rights including, but not limited to, intellectual property rights.

11.8 DISCLAIMER. THE FOREGOING WARRANTIES CONSTITUTE THE ONLY WARRANTIES, GUARANTEES OR CONDITIONS WITH RESPECT TO PRODUCT. SUCH WARRANTIES ARE IN LIEU OF ALL OTHER WARRANTIES, GUARANTEES OR CONDITIONS, WRITTEN OR ORAL, STATUTORY, EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR NON-INFRINGEMENT.


______________________________
* The information above marked by *** has been omitted by a request for confidential treatment. The omitted portion has been separately filed with the Commission.

                                   ARTICLE 12

                                INDEMNIFICATION

12.1 CTI will defend, indemnify and hold harmless NPI, each Affiliate of NPI, and their respective officers, directors, employees and agents against any out-of-pocket loss, damage, fine, penalty, action, suit, claim, demand, prosecution, liability or expense, including, without limitation, product liability claims and costs (all referred to hereinafter as "Claim") that may be brought, instituted or arise against or be incurred by NPI or any such Affiliate, officer, director, employee or agent to the extent such Claim is based on, or arises out of, the use or sale by CTI or its Affiliates of Product, or any intermediate or final products into which CTI or its Affiliate incorporates Product, including, without limitation, any investigation by a government agency or any claim for personal injury or property damage asserted with respect to the use of Product, or any intermediate or final products into which CTI or its Affiliate incorporates Product; provided, however, that CTI will not indemnify and hold harmless NPI, each Affiliate of NPI, and their respective officers, directors, employees and agents from any Claim to the extent such Claim is based on, or arises out of, a breach of the warranties set forth in Article
                                                                         -------
     11 or NPI's gross negligence or willful misconduct in performing its
     --
     obligations hereunder.

12.2 NPI will defend, indemnify and hold harmless CTI, each Affiliate of CTI, and their respective officers, directors, employees, and agents against any out-of-pocket Claim that may be brought, instituted or arise against, or be incurred by, CTI or any such Affiliate or, officer, director, employee or agent to the extent such Claim is based on injury to a third party arising out of NPI's breach of warranties set forth in Article 11 or NPI's gross
                                                    ----------
     negligence or willful misconduct in performing its obligations hereunder.

12.3 NPI shall maintain comprehensive general liability ("CGL") insurance, including broad form contractual liability and product liability coverages, in an amount of at least *** for bodily injury and property damage. CTI shall be named as an additional insured under NPI's CGL policy. NPI shall also purchase and maintain adequate insurance coverage for damage to Product during shipment and during storage by NPI pursuant to Section 5.1
                                                                   -----------
     hereof. NPI shall maintain such insurance for a period of five (5) years from the date of this Agreement. Upon request, NPI shall provide CTI with a certificate of insurance as evidence of the requested coverages and shall give CTI at least thirty (30) Days notice of any cancellation, termination or change in such insurance.

                                   ARTICLE 13

                            LIMITATION OF LIABILITY

EXCEPT FOR SECURITY INTERESTS REFERENCED IN ARTICLE 7 AND WITH THE EXCEPTION OF
                                            ---------
VIOLATIONS OF ARTICLE 14 BELOW, IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR
              ----------
INDIRECT, SPECIAL, INCIDENTAL, OR CONSEQUENTIAL


______________________________
* The information above marked by *** has been omitted by a request for confidential treatment. The omitted portion has been separately filed with the Commission.

DAMAGES, LOSS OF PROFITS, LOSS OF USE, OR DATA OR INTERRUPTION OF BUSINESS, WHETHER SUCH ALLEGED DAMAGES ARE LABELED IN TORT, CONTRACT, OR INDEMNITY, EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. WITH THE EXCEPTION OF VIOLATIONS OF ARTICLE 14 BELOW AND PURSUANT TO ARTICLE 12 ABOVE,
                           ----------                       ----------
IN NO EVENT SHALL NPI BE LIABLE FOR DAMAGES FOR ANY CAUSE WHATSOEVER, INCLUDING BUT NOT LIMITED TO BREACH OF CONTRACT (INCLUDING FUNDAMENTAL BREACH), TORT (INCLUDING NEGLIGENCE), INDEMNITY OR OTHERWISE, IN AN AMOUNT IN EXCESS OF, IN THE AGGREGATE, THE PAYMENTS RECEIVED BY NPI FROM CTI PURSUANT TO THIS AGREEMENT TO THE DATE OF SUCH LIABILITY, OR ***, WHICHEVER IS GREATER. EXCEPT FOR SECURITY INTERESTS REFERRED IN ARTICLE 7 AND WITH THE EXCEPTION OF VIOLATIONS
                               ----------
OF ARTICLE 14 BELOW AND PURSUANT TO ARTICLE 12 ABOVE, IN NO EVENT SHALL CTI BE
   ---------                        ----------
LIABLE FOR DAMAGES FOR ANY CAUSE WHATSOEVER, INCLUDING BUT NOT LIMITED TO BREACH OF CONTRACT (INCLUDING FUNDAMENTAL BREACH), TORT (INCLUDING NEGLIGENCE), INDEMNITY OR OTHERWISE, IN AN AMOUNT IN EXCESS OF, IN THE AGGREGATE, THE PAYMENTS PAID AND/OR DUE TO NPI FROM CTI PURSUANT TO THIS AGREEMENT TO THE DATE OF SUCH LIABILITY, OR ***, WHICHEVER IS GREATER.

                                   ARTICLE 14

          INTELLECTUAL PROPERTY RIGHTS AND CONFIDENTIALITY PROVISIONS

All technical information, specifications, drawings, documentation and "know-how" of every kind and description whatsoever disclosed in writing and identified as confidential by either party to the other under this Agreement (the "Information"), except insofar as it may be in the public domain or be established to have been independently developed and so documented by the other party or obtained by any person not in breach of any confidentiality obligations to the disclosing party, is the exclusive property of the disclosing party. The recipient party, except as specifically authorized in writing by the disclosing party, or as permitted hereunder, shall treat and protect the Information as confidential, shall not reproduce the Information except to the extent reasonably required for the performance of this Agreement, shall not divulge the Information in whole or in part to any third parties (except for, in the case of NPI, NPI Affiliates, subcontractors and suppliers as necessary for NPI's performance under this Agreement and except in the case of CTI, CTI Affiliates, and in each such case, who have agreed, in writing, to be bound by the confidentiality provisions set forth above) and shall use the Information only for purposes necessary for the performance of this Agreement or as may be required for the use of Product provided hereunder. This obligation shall survive the completion of this Agreement for a period of five (5) years. Each party shall disclose the Information only to those of its employees or agents who shall have a "need-to-know" the Information for the purposes described herein after such employees or agents have agreed, in writing, to be bound by the confidentiality obligations set forth above. CTI acknowledges and agrees that NPI shall be the owner of all

______________________________
* The information above marked by *** has been omitted by a request for confidential treatment. The omitted portion has been separately filed with the Commission.

patent, copyright, trademark, trade secret and other industrial or intellectual property rights in any Product supplied by NPI to CTI. NPI acknowledges and agrees CTI shall be the owner of all patent, copyright, trademark, trade secret and other industrial or intellectual property rights in CTI Product, except as set forth in the preceding sentence.

                                   ARTICLE 15

                                  TERMINATION

15.1 Unless earlier terminated pursuant to the terms hereof, this Agreement shall terminate on the date upon which all of the purchase, sale and delivery obligations of the parties hereunder have been satisfied in accordance herewith or *** from the Effective Date hereof, whichever is later.

15.2 This Agreement may be terminated by either party upon written notice by reason of a material breach by the other party; provided, that the breaching party fails to remedy such breach within *** after written notice thereof. Notwithstanding the foregoing, (i) in the event of a non-monetary breach that cannot be cured within such *** period, the notifying party cannot terminate this Agreement if the breaching party continues to use diligent efforts to cure such breach until actually cured; provided, however, that the notifying party may terminate this Agreement if such breach is not cured within *** of the original notice of breach, and (ii) in the event a breach cannot in good faith be cured using commercially reasonable efforts, the breaching party may terminate this Agreement by notice to the other party given in writing *** after the occurrence of such breach.

15.3 Either party may terminate this Agreement upon the Liquidation of the other party.

                                   ARTICLE 16

                              ACCRUED OBLIGATIONS

No termination or expiry of this Agreement shall release any party from any obligation (including payment obligations) that have accrued or become payable at or prior to the date of termination or expiry.

                                   ARTICLE 17

                                  ARBITRATION

Except with respect to the provisions contained in Article 14 hereof, any
                                                   ----------
dispute or controversy relating to the validity, construction and performance of this Agreement or the breach or termination of this Agreement will be settled by binding arbitration before three arbitrators. Each party shall select one arbitrator and the two arbitrators selected by the parties shall select a third. If the arbitration proceeding is requested by NPI, such proceeding shall take place in the

______________________________
* The information above marked by *** has been omitted by a request for confidential treatment. The omitted portion has been separately filed with the Commission.

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

City of Boston, Massachusetts. If the arbitration proceeding is requested by CTI, such proceeding shall take place in the City of Seattle, Washington. Such arbitration shall be conducted in accordance with the Commercial Arbitration Rules of the American Arbitration Association, as modified by this Article 17 or
                                                                   ----------
by further written agreement of the parties. No discovery shall be permitted by the arbitrators under the aforesaid rules. The arbitrators shall be selected from a panel of persons (such as retired jurists or distinguished legal or business professionals) knowledgeable in the specific areas that may be relevant to the dispute or controversy and who have had more than ten (10) years of relevant experience in such areas. Judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof. The parties each shall give the other not less than sixty (60) Days prior written notice of any intention to submit any controversy or claim relating to this Agreement to arbitration. During such 60-Day period, the parties shall engage in discussions and pursue alternative dispute resolutions mechanisms (such as the appointment of a mutually agreeable mediator if deemed appropriate by either party) in a good faith effort to resolve such controversy or claim without resorting to arbitration. The arbitrators shall have the right to award to the prevailing party in such arbitration an amount equal to some or all of the attorney's fees and other costs and expenses incurred by such prevailing party in the arbitration. In furtherance of the foregoing, neither party shall commence any legal proceeding relating to this Agreement against the other party in any court in any jurisdiction, except for a proceeding to enforce any award by the arbitrators.

                                   ARTICLE 18

                                    GENERAL

18.1 SEVERABILITY. In the event that any provision of this Agreement is found to be invalid, voidable or unenforceable, the parties agree that unless such provision materially affects the entire intent and purpose of this Agreement, such invalidity, voidability or unenforceability shall affect neither the validity of this Agreement nor the remaining portions hereof, and that the provision in question shall be deemed to be replaced with a valid and enforceable provision most closely reflecting the intent and purpose of the original provision.

18.2 SURVIVAL. Notwithstanding any termination or expiry of this Agreement, the provisions of Articles 1 (Definitions), 4 (Price and Payment Terms), 7 (Title), 11 (Warranty), 12 (Indemnification), 13 (Limitation of Liability), 14 (Intellectual Property Rights and Confidentiality Provisions), 15 (Termination), 16 (Accrued Obligations), 17 (Arbitration), 18 (General), the provisions of Sections 3.3d, 6.2 and 10.2 and all consequent rights, obligations and liabilities shall survive the termination or the expiry of this Agreement.

18.3 ASSIGNMENT. Neither party shall assign its rights or delegate its duties under this Agreement without the prior written consent of the other; provided, such consent shall not be unreasonably withheld; provided, further, that CTI may assign all of its rights hereunder as part of a sale of substantially all of the assets or business of CTI and NPI may assign all of its obligations hereunder as part of a sale of substantially all of the assets or business of NPI or its Affiliates used in fulfilling such obligations, subject to the terms hereof. Notwithstanding the foregoing, NPI shall have the right to delegate or assign this Agreement to any Affiliate subject to the prior written consent of CTI, which consent shall not be unreasonably withheld. NPI may subcontract any of its obligations hereunder with the prior written consent of CTI, provided such consent is not unreasonably withheld. This Agreement shall inure to the benefit of its successors and assigns.

18.4 WAIVER. The failure of either party to enforce at any time or for any period of time any of the provisions of this Agreement shall not constitute a waiver of such provisions or the right of either party to enforce each and every provision.

18.5 GOVERNING LAW. The rights and obligations arising under the Agreement shall be governed by and construed in accordance with the laws of the State of New York and the federal laws of the United States applicable therein, without regard to its conflicts of law rules.

18.6 NOTICES.

          18.6.1 Any and all notices or other information required to be given by one of the parties to the other shall be deemed sufficiently given when forwarded by prepaid registered mail return receipt requested, overnight delivery service, cable, telegrams, facsimile, telex or hand-delivery to the other party at the following address:

                  CTI -
                  Cell Therapeutics, Inc.
                  201 Elliott Avenue West, Suite 400
                  Seattle, Washington, 98119
                  Attention:  Chief Operating Officer
                  Fax:  (206) 213-8300

                  Copy to:
                  Cell Therapeutics, Inc.
                  201 Elliott Avenue West, Suite 400
                  Seattle, Washington 98119
                  Attention:  Legal Affairs
                  Fax:  (206) 270-8397


______________________________
* The information above marked by *** has been omitted by a request for confidential treatment. The omitted portion has been separately filed with the Commission.

                    NPI
                    -Natural Pharmaceuticals, Inc.
                    100 Cummings Center, Suite 414G
                    Beverly, Massachusetts 01915
                    Attention: Dr. Roland R. Franke
                    Fax: 978-524-8156

                    Copy to:
                    Heller Ehrman White & McAuliffe LLP
                    101 Orchard Ridge Drive, Suite 300
                    Gaithersburg, Maryland 20878
                    Attention:  Leslie E. Davis, Esq.
                    Fax:  301-721-6299

          18.6.2 Such notices shall be deemed to have been received seven (7) Days after mailing if forwarded by mail, and the following Day if forwarded by telegram, telex, overnight service, facsimile or hand delivery.

          18.6.3 The aforementioned address of either party may be changed at any time by giving fifteen (15) Days prior notice to the other party in accordance with the foregoing.

          18.6.4 In the event of a generally prevailing labor dispute or other situation which will delay or impede the giving of notice by any such means, the notice shall be given by such specified mode as will be most reliable and expeditious and least affected by such dispute or situation.

18.7 U.N. CONVENTION ON CONTRACTS. The parties agree that the U.N. Convention on Contracts for the International Sale of Goods (Vienna, 1980) and the 1974 Convention on the Limitation Period in the International Sale of Goods (the "1974 Convention") and the Protocol amending the 1974 Convention, done at Vienna April 11, 1980, shall not apply to this Agreement nor to any dispute or transaction arising out of this Agreement.

18.8 PUBLICITY. Prior to the publication or use by a party hereto of any advertising, sale promotions, press releases or other publicity matters relating to Product or this Agreement in which the names or logo of the other party is mentioned or can be reasonably inferred, the party shall obtain the prior written consent of the other party. Such consent shall not be unreasonably withheld. Terms, conditions, and general terms of this Agreement shall be held in confidence by both parties and only disclosed as may be agreed to in writing by both parties or as may be required to meet securities disclosure or export permit requirements or as may be otherwise required by applicable law. Neither party shall make public statements or issue publicity or media releases with regard to this Agreement or the relationship between the parties without the prior written approval of the other party, except as may be otherwise required by law, securities regulators or stock exchange regulations. Nothing herein shall prevent a party from


_________________________
* The information above marked by *** has been omitted by a request for confidential treatment. The omitted portion has been separately filed with the Commission.

       disclosing the terms of this Agreement to potential investors as reasonably required by such potential investors to evaluate a potential investment in, or purchase of assets of, such party, provided that all such potential investors agree in writing to keep such information in confidence and to use such information solely for purposes of evaluating the business and financial condition of such party. Notwithstanding anything to the contrary, CTI shall have the right to issue a press release announcing the execution of this Agreement subject to the approval, that shall not be unreasonably withheld, of such press release by NPI.

18.9 FORCE MAJEURE. Neither party shall be responsible or liable to the other party for any delay or failure to perform hereunder, other than the failure to pay money when due, if such delay or failure results from fire, explosion, labor dispute, earthquake, casualty or accident, lack or failure of transportation facilities, epidemic, flood, drought, or by reason of war, declared or undeclared, revolution, civil commotion, the act of a public enemy, blockade or embargo, act of God, any inability to obtain any requisite license, permit or authorization, or by reason of law, proclamation, regulation, ordinance, demand, or requirement of any government or by reason of any other cause whatsoever, whether similar or dissimilar to those enumerated, beyond the reasonable control of the party. With respect to labor disputes as described above, no party shall be obligated to accede to any demands being made by employees or other personnel. All such causes will delay performance hereunder for a period equal to the delay resulting from any such causes and such additional period as may be reasonably necessary to allow the party to resume its obligations (not to exceed sixty (60) Days).

18.10 REPRESENTATION OF CORPORATE AUTHORITY. Each of NPI and CTI represents and warrants to the other that (i) it has the full right, power and corporate authority to enter into this Agreement and to make the promises set forth in this Agreement and that there are no outstanding agreements, assignments or encumbrances in existence inconsistent with the provisions of this Agreement, and (ii) the execution, delivery and performance of this Agreement does not conflict with any agreement, instrument or understanding, oral or written, to which it is a party or by which it is bound, nor to its knowledge, violate any law or regulation of any court, governmental body or administrative or other agency having jurisdiction over it.

18.11 ENTIRE AGREEMENT. This Agreement and the Exhibits and Schedules hereto set forth the entire agreement and understanding between the parties and supersede and cancel all previous negotiations, agreements, commitments and writings in respect of the subject matter hereof and there are no understandings representations, conditions, warranties, express or implied, statutory or otherwise made or assumed by the parties, other than those expressly contained in this Agreement. Neither party shall be bound by any term, clause, provision or conditions save as expressly provided herein or as duly set forth on or subsequent to the date of this Agreement in writing signed by duly authorized officers of each of the parties.

_________________________
* The information above marked by *** has been omitted by a request for confidential treatment. The omitted portion has been separately filed with the Commission.

18.12 COUNTERPARTS. This Agreement may be signed in two or more counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument.


_________________________
* The information above marked by *** has been omitted by a request for confidential treatment. The omitted portion has been separately filed with the Commission.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement under seal attested by the hands of their duly authorized representative on dates indicated below.


     CELL THERAPEUTICS, INC.                NATURAL PHARMACEUTICALS, INC.


     /s/ James A. Bianco                    /s/Roland R. Franke
     -------------------                    -------------------
     By:                                    By:
     Name:   James A. Bianco                Name: Roland R. Franke
     Title:  President and Chief Executive  Title:President and Chief
             Officer                              Executive Officer

_________________________
* The information above marked by *** has been omitted by a request for confidential treatment. The omitted portion has been separately filed with the Commission.

                                  SCHEDULE A

                                Specifications


     ***

_________________________
* The information above marked by *** has been omitted by a request for confidential treatment. The omitted portion has been separately filed with the Commission.

                                  SCHEDULE B

     ***


_________________________
* The information above marked by *** has been omitted by a request for confidential treatment. The omitted portion has been separately filed with the Commission.